UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                       December 19, 2000
Date of Report (Date of earliest event reported)________________________________

                          MAGNUM HUNTER RESOURCES, INC.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


             Nevada                 1-12508                    87-0462881
________________________________________________________________________________
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)            File Number)            Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
________________________________________________________________________________
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
                                                   _____________________________
________________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                          MAGNUM HUNTER RESOURCES, INC.
                        DISCLOSURE OF YEAR 2001 ESTIMATES

     The table following this narrative sets forth our current estimates of our operating statistics for the year ended December 31, 2001. We are not predicting what actual oil and gas prices will be during the year 2001. While oil and gas prices have been at or near multi-year highs this year, there is no assurance that current price levels will continue. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the pricing assumptions, the 2001 estimates were prepared assuming that demand by the general public, curtailment, producibility and overall market conditions for oil and gas produced in the U.S. during the year 2001 will be substantially similar to those for 2000. No material assumptions concerning acquisitions or divestments activities are included.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our results to differ materially from those expressed in this release. These factors include, among other things:

     o volatility of oil and gas prices,

     o the need to develop and replace reserves,

     o the substantial capital expenditures required to fund our operations,

     o changes in drilling success rates,

     o environmental risks,

     o drilling, completion and operating risks,

     o risks related to exploration and development drilling,

     o uncertainties about estimates of reserves,

     o competition,

     o government regulation, and

     o the risks factors and other conditions described in our report on Form 10-K for the period ended December 31, 1999 and in our reports on Form 10-Q filed subsequent thereto, the most recent of which is for the period ended September 30, 2000.

     We caution that the year 2001 estimates set forth below are given as of the date hereof only and are based on currently available information. While we anticipate updating these estimates on a periodic basis, we are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                        Consolidated Financial Projection
                      For the Year Ended December 31, 2001

                                                  Qtr 1        Qtr 2        Qtr 3        Qtr 4        Year
                                                  -----        -----        -----        -----        ----
Oil Sales Volume (MBbl/d)                           4.1          4.4          4.6         4.6          4.4

Gas Sales Volume (MMcf/d)                          78.0         86.0         90.0        90.0         86.0

Gas Equivalents Sales Volume (Mmcfe/d)            102.6        112.4        117.6       117.6        112.4

Oil Price Realized ($/Bbl)                        25.25        24.26        23.23       21.91        23.66

Gas Price Realized ($/Mcf)                         7.06         5.10         4.97        5.04         5.50

Oil and Gas Revenues ($ Millions)                  59.4         49.6         51.0        51.0        211.0

Production Costs ($/Mcfe)                          0.90         0.73         0.69        0.69         0.74

Other Revenue-Net ($ Millions)                      0.8          0.8          0.7         0.7          3.0

General and Administrative ($ Millions)            -1.5         -1.5         -1.5        -1.5         -6.0

Depreciation and Depletion ($ Millions)             8.2          9.0          9.6         9.5         36.3

Interest Expense and Dividends ($ Millions)        -5.7         -5.4         -5.1        -4.5        -20.7

Income Taxes ($ Millions)                         -14.0        -10.4        -10.8       -11.1        -46.3

Net Income to Common Shares ($ Millions)           22.4         16.6         17.2        17.7         73.9

Net Income per Share-Diluted ($)                   0.61         0.45         0.47        0.48         2.01

EBITDA ($ Millions)                                50.3         41.4         42.8        42.7        177.2

Net Cash Flow ($ Millions)                         39.3         32.1         33.5        34.1        139.0

Capital Expenditures ($ Millions)                  25.0         20.0         20.0        20.0         85.0

     The accompanying notes are an integral part of this projection

                 Magnum Hunter Resources, Inc. and Subsidiaries
                   Notes to Consolidated Financial Projection
                      For the Year Ended December 31, 2001


NOTE 1 - OIL AND GAS SALES VOLUME

     These estimates are based on our historical operating performance and trends, estimates of oil and gas reserves as of September 30, 2000 and the risk-adjusted results of our planned capital expenditure and operating budget for 2001.

NOTE 2 - OIL AND GAS PRICES

     For purposes of the 2001 estimates, we assumed a NYMEX WTI Index oil price of $25.77 per barrel and a NYMEX WTI Index gas price of $5.63 per Mcf. These prices were based on NYMEX 12 month strip prices as of a recent date in December 2000. The oil and gas prices realized give effect to hedges and normal basis differentials for our production. The projections include commodity hedges currently in place, which include 10 Mmcf per day of natural gas hedged through costless collars with a floor price of $4.50 per Mcf and a ceiling price of $6.15 per Mcf and 2,500 barrels per day of crude oil for the first six months of 2001 through costless collars with a weighted average floor price of $25.00 per barrel and a weighted average ceiling price of $34.56 per barrel. Depending upon various circumstances, we may periodically enter into additional hedges of expected crude oil and natural gas production.

NOTE 3 - PRODUCTION COSTS

     Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs.

NOTE 4 - OTHER REVENUE-NET

     Other revenue-net reflect revenues from gathering, processing and marketing of natural gas and from oilfield services, net of projected costs of operations for these activities.

NOTE 5 - DEPRECIATION AND DEPLETION

     Depreciation and depletion related to oil and gas properties was calculated using a rate of $0.85 per Mcfe sold.

NOTE 6 - INTEREST EXPENSE AND DIVIDENDS

     We assumed that free cash flow available after capital expenditure items was used to reduce our senior bank debt.

NOTE 7 - INCOME TAXES

     Income taxes were calculated using an effective rate of 38%. At this time we anticipate that approximately 40% of the income taxes would be due currently and 60% would be deferred.

NOTE 8 - NET INCOME PER SHARE-DILUTED

     Net income per share-diluted assumes diluted shares of approximately 37.9 million. Diluted shares were calculated on the basis of an assumed average market price for our stock of $12 per share throughout the year.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MAGNUM HUNTER RESOURCES, INC.

                                                     /s/ Chris Tong
                                                BY:____________________________
                                                     Chris Tong
                                                     Sr. Vice President and CFO

Dated: December 19, 2000